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                                                                      EXHIBIT 99

                                  Trading Plan
                                  ------------
                          (Pursuant to SEC Rule 10b5-1)


         This Trading Plan is entered into as of 8/14/02 (the "Signing Date") between J. Michael Moore and Allianz PCS.

WHEREAS, Client wishes to establish this Trading Plan to sell or purchase shares of common stock, par value $0 per share (the "Stock"), of Applied Industrial Technologies ("Issuer") from Account # [redacted] (the "Account") maintained with Charles Schwab & Co., Inc., in accordance with the requirements of SEC Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Whereas, Client has granted discretionary trading authority to Allianz PCS pursuant to an investment management agreement dated August 1,1993.

         NOW THEREFORE, Client and Allianz PCS agree as follows:

         1. TRADE INSTRUCTIONS. Client hereby instructs Allianz PCS to effect sales or purchases of shares of Stock of Issuer from or into the Account as the case may be, in accordance with the attached Appendix A to Trading Plan ("Appendix A"). If Client specifies a date for trading which is a weekend or holiday, the trade shall not take place until after the opening of regular market trading hours on the next trading day.

         2. TERM. This Trading Plan shall become effective on 8/14/02 (the "Trading Plan Effective Date") and shall terminate on the earlier of (1) one year from the Trading Plan Effective Date (i.e., on 8/14/03); (2) execution of all of the trades or expiration of all of the orders relating to such trades as specified in Appendix A (3) the date Allianz PCS receives the notice of liquidation, dissolution, bankruptcy or insolvency of Client; (4) the date Allianz PCS receives notice of Client's death; or (5) termination of this Trading Plan in accordance with section 7(b).

         3. REPRESENTATIONS AND WARRANTIES. Client represents and warrants that as of the date of this Trading Plan:

         (a) Client is not aware of any material nonpublic information concerning Issuer or any of its securities (including the Stock) and is entering into this Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5.

         (b) Client is permitted to sell or purchase Stock in accordance with Issuer's insider trading policies and has obtained the approval of Issuer's counsel to enter into this Trading Plan.

         (c) There are no legal, regulatory, contractual or other restrictions applicable to the trades contemplated under this Trading Plan that would interfere with Allianz PCS'

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ability to execute trades and effect delivery and settlement of such trades on behalf of Client (collectively, "Client Trading Restrictions").

         4. INTENT TO COMPLY WITH RULE 10b5-1(c). It is Client's intent that this Trading Plan Comply with the requirements of Rule 10b5-1(c), and this Trading Plan shall be interpreted to comply with such requirements.

         5. RULE 144. Subsections (a), (b) and (c) of this Section 5 apply if the shares of Stock subject to this Trading Plan are "restricted securities" and/or Client may be deemed an "affiliate" of Issuer, as such terms are defined in Rule 144 under the Securities Act of 1933, as amended. Subsection (d) of this section 5 applies in all cases.

         (a) Allianz PCS agrees to conduct all sales of Stock in accordance with the manner-of-sale requirements of Rule 144. Allianz PCS further agrees not to effect any sale of Stock that would exceed the amount limitation under Rule 144, assuming Allianz PCS' sales of Stock are the only sales subject to such limitation. Client agrees not to take, and to cause any person or entity with which Client would be required to aggregate sales of Stock pursuant to paragraph
(a) (2) or (e) of Rule 144 not to take, any action that would cause sales of Stock by Allianz PCS not to comply with Rule 144.

         (b) Client agrees to provide Allianz PCS with five executed copies of Form 144, which Allianz PCS shall complete and file on behalf of Client in the event of sales of Stock under this Trading Plan. Client understands and agrees that such Form 144 will include in the remarks section the following statement:
"The shares covered by this Form 144 are being sold pursuant to a Rule 10b5-1 trading plan dated 8/14/02, which plan is intended to comply with Rule 10b5-1, and the representation regarding the seller's lack of knowledge of material nonpublic information is as of the date of the trading plan."

         (c) Client shall disclose to Allianz PCS all trading plans involving the Stock established by Client at other firms that would be effective at any time during the period this Trading Plan is in effect and all trading activity involving the Stock that occurs during such period or which occurs within 90 days prior to the commencement of such period.

         (d) Client agrees to notify Allianz PCS immediately if there is any change in Client's employment or affiliate or non-affiliate status.

         6. SECTION 13 OR 16 FILINGS. Client acknowledges and agrees that Client is responsible for making all filings, if any, required under Section 13 or
Section 16 of the Exchange Act (and the rules and regulations thereunder) with respect to trades pursuant to this Trading Plan.

         7. MARKET DISRUPTIONS AND TRADING RESTRICTIONS.

         (a) Client understands that Allianz PCS may not be able to effect a trade, in whole or in part, due to a market disruption or a legal, regulatory or contractual restriction applicable to Allianz PCS or any other event or circumstance. Client also understands

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that Allianz PCS may be unable to effect a trade consistent with ordinary principles of best execution due to insufficient volume of trading, failure of the Stock to reach and sustain a limit order price, or other market factors in effect on the trade date specified in Appendix A. As soon as reasonably practicable after the cessation or termination of any such market disruption, restriction event or circumstance, Allianz PCS shall resume effecting trades in accordance with the express provisions of this Trading Plan which are then applicable. Trades that are not executed as the result of any such market disruption, restriction, event or circumstance shall not be deemed to be a part of this Trading Plan.

         (b) If Issuer enters into a transaction or any other event occurs that results, in Issuer's good faith determination, in the imposition of any Client Trading Restrictions, such as a stock offering requiring an affiliate lock-up, Client shall promptly, but in no event later than three days prior to the date of the remaining trade(s) specified in Appendix A provide Allianz PCS notice of such restrictions. With respect to any Client Trading Restrictions for which Client has given Allianz PCS notice, Allianz shall stop effecting trades under this Trading Plan, and this Trading Plan shall thereupon terminate. In such case, Seller and Allianz PCS shall cooperate to establish a new trading plan in accordance with the requirements of Rule 10b5-1(c).

         8. HEDGING TRANSACTIONS. While this Trading Plan is in effect, Client agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the Stock (including, without limitation, with respect to any securities convertible into or exchangeable for Stock, or any option or other right to purchase or sell Stock or such convertible or exchangeable securities).

         9. MARGIN LOANS. Allianz PCS may make margin Loans to Client secured by any shares of Stock held by Client other than the shares subject to this Trading Plan.

         10. COMPLIANCE WITH LAWS AND RULES. Client understands and agrees that it is the responsibility of Client, and not Allianz PCS or Issuer, to determine whether this Trading Plan meets the requirements of Rule 10b5-1(c) and any other applicable federal or state laws or rules.

         11. ENTIRE TRADING PLAN. This Trading Plan constitutes the entire trading plan between Client and Allianz PCS and supersedes and replaces any prior instructions under Rule 10b5-1 from Client to Allianz PCS with respect to the sale or purchase of shares from or into the Account, as the case may be.

         12. NOTICES AND COMMUNICATIONS. Any notices required or permitted to be given by Client under this Trading Plan shall be provided in writing by fax, signed by Client and confirmed by telephone (Attn: Priority Team, Fax:______; Tel:_____). With respect to any Client Trading Restrictions, Client shall provide Allianz PCS notice of the anticipated duration of such restrictions, but shall not provide Allianz PCS information about the nature of such restrictions or any other information about such restrictions. Further, in no event shall Client, at any time while this Trading Plan is in effect, communicate any material nonpublic information concerning Issuer or its securities

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(including the Stock) to Allianz PCS. Further, Client shall not at any time attempt to exercise any influence over how, when or whether to effect trades under this Trading Plan.

         13. THIRD PARTY BENEFICIARY. Client intends Issuer to be a third party beneficiary of each and every representation and warranty contained in this Trading Plan to the fullest extent necessary to enable Issuer to be fully protected from direct or indirect liability in connection with this Trading Plan.

         14. GOVERNING LAW. This Trading Plan shall be governed by and construed in accordance with the laws of the state of California, as applied to agreements made and wholly performed in the State of California.

         15. COUNTERPARTS. This Trading Plan may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have signed this Trading Plan as of the Signing Date.


J. Michael Moore                       Allianz Private Client Services
----------------
Name of Client

By:  /s/J. Michael Moore               By: /s/ Julius Nicolai
Name: J. Michael Moore                 Name: Julius Nicolai
Title:                                 Title:  CEO
       ------------------


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                 APPENDIX A TO TRADING PLAN FOR J. MICHAEL MOORE
                 -----------------------------------------------
                          (Pursuant to SEC Rule 10b5-1)
                     For Sale of Restricted or Control Stock
             [Instructions for Sale or Purchase of Stock of Issuer]

CLIENT INFORMATION: (check applicable boxes)

a) I am   X I am not   [ ] an officer, director or 10% owner of Issuer.
b) I have X I have not [ ] been notified by Issuer that I may be deemed an
                           "affiliate," as defined in Rule 144 of the Securities Act of 1933.

                      Share Sale of Long Shares on Deposit
                      ------------------------------------

Sell 1,000 AIT per day with a limit or minimum of $20.00. If the market price of AIT goes above $22.00, Allianz PCS has the option of increasing the amount of shares to be sold, however; Allianz PCS may only sell up to 100,000 shares in the aggregate as set forth by your broker, Charles Schwab. Share amounts listed shall be increased or decreased to reflect stock splits or other similar changes in Issuer's capitalization that may occur prior to execution of the trades.

Please note the following procedures:

     - All market orders are on a "not held" basis.

     - Limit price orders are at the limit price or better, beginning at the opening of regular market trading hours on the specified trade date and expiring at the close of regular market trading hours on the trade date, unless "Good Until Cancel" orders.

     - "Good Until Cancel" orders are valid for 60 days, unless a later expiration date is specified in the plan above, and shall be automatically canceled 60 calendar days from the date of the order or on such later expiration date, or the next trading day if the 60th day or such later expiration date falls on a weekend or holiday. In each case, the cancellation of the order shall be effective at the close of regular market trading hours. Notwithstanding the foregoing, "Good until Cancel" orders shall be automatically canceled in the event of any earlier termination of the Trading Plan in accordance with section 2 thereof.

     - "Good Until Cancel" orders at the broker are automatically canceled if not executed within 60 days. Broker will, upon approval of the Trading Plan; extend this period beyond 60 days by re-entering the order every 60 days until the Cancellation Date of Order which, in the case of each re-entry, could change the order of execution.

     Name of Client:       J. Michael Moore
     Signature of Client:  /s/ J. Michael Moore
     Account number:       [redacted]
     Date:                 8/14/02

     ACCEPTED BY: Allianz Private Client Services

     By:     /s/ Julius Nicolai
     Name:   Julius Nicolai
     Title:  CEO
     Date:   8/14/02